UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
(Address of Principal Executive Offices)		(Zip Code)

                    (610)  481-4911

Registrant’s telephone number, including area code

                    not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Additional Information on Compensation Plan Proposal

On December 12, 2012, Air Products and Chemicals, Inc. (the “Company”) filed a Proxy Statement for its 2013 Annual Meeting of Shareholders, to be held on January 24, 2013. The Company is providing additional information with respect to its Long-Term Incentive Plan (the “Plan”), which shareholders are requested to approve at the Annual Meeting.

Page 10 of the Proxy Statement contains an error relating to authorized shares still available for awards under the Plan. The proxy statement should have disclosed that, as of September 30, 2012, 3,974,353 previously authorized shares were still available for awards under the Plan.

As noted on page 8, no more than 20% of the shares of Company stock subject to Plan awards granted after fiscal year 2001 can be used for full value awards (“20% limit”). As of September 30, 2012, less than 13% of shares used for Plan awards since 2001 were used for full value awards. Because the 20% limit is cumulative, and less than 20% of shares subject to awards granted since 2001 have been used for full value awards, 2,677,697 of the authorized shares still available for use under the Plan could be used for full value awards under the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc. (Registrant)

Dated: December 20, 2012	By:	/s/ John D. Stanley
John D. Stanley
Senior Vice President and General Counsel

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